Exhibit 10.1

This text is a free translation from the French language and is supplied solely for information purposes.

Only the original version in the French language has legal force.

SANOFI PHARMA BRISTOL-MYERS SQUIBB

Commercial partnership with capital of 50,000 francs

Headquarters: 32-34, rue Marbeuf, 75008 Paris, France

Register of Commerce and Companies of Paris B 408 017 929

BYLAWS

Updated June 6, 1997

This text is a free translation from the French language and is supplied solely for information purposes.

Only the original version in the French language has legal force.

ARTICLE 1
CORPORATE FORM

ARTICLE 1 Corporate Form	1

ARTICLE 2
CORPORATE NAME

ARTICLE 2 Corporate Name	1

ARTICLE 3
CORPORATE PURPOSE

ARTICLE 3 Corporate Purpose	1

ARTICLE 4
HEADQUARTERS

ARTICLE 4 Headquarters	2

ARTICLE 5
TERMS

ARTICLE 5 Terms	2

ARTICLE 6
DEFINITIONS

ARTICLE 6.1 Terms Defined	2
ARTICLE 6.2 Additional Terms Defined	3

ARTICLE 7
CONTRIBUTIONS – HOLDINGS

ARTICLE 7.1 Initial Capital Contributions	3
ARTICLE 7.2 Holdings: Capital	3
ARTICLE 7.3 Capital Increase	4

ARTICLE 8
REPRESENTATION OF THE SHARES –
INDIVISIBILITY RIGHTS AND OBLIGATIONS OF THE PARTNERS

ARTICLE 8.1 Representation of the shares	4
ARTICLE 8.2 Indivisibility of the shares	4
ARTICLE 8.3 Rights and obligations of the Partners	4

This text is a free translation from the French language and is supplied solely for information purposes.

Only the original version in the French language has legal force.

ii

ARTICLE 9
DISTRIBUTIONS TO THE PARTNERS
ARTICLE 9 Distributions to the Partners	4

ARTICLE 10
ACCOUNTING – AUDITORS – CORPORATE ACCOUNTS – APPROVAL OF THE ANNUAL ACCOUNTS

ARTICLE 10.1 Books and Records	4
ARTICLE 10.2 Place and Right of Inspection	5
ARTICLE 10.3 Fiscal Year	5
ARTICLE 10.4 Auditors	5
ARTICLE 10.5 Financial Statements	5
ARTICLE 10.6 Bank Accounts and Investment	5

ARTICLE 11
MANAGEMENT OF THE COMPANY

ARTICLE 11 Management of the Company	5

ARTICLE 12
DECISIONS OF THE PARTNERS

ARTICLE 12.1 General Meeting	6
ARTICLE 12.2 Amendments of Bylaws	6
ARTICLE 12.3 Invitation	6

ARTICLE 13
TRANSFERS OF SHARES
ARTICLE 13.1 No Transfer	6
ARTICLE 13.2 New Partners	7
ARTICLE 13.3 Effective Date of the Transfer	7

This text is a free translation from the French language and is supplied solely for information purposes.

Only the original version in the French language has legal force.

iii

ARTICLE 14
DISSOLUTION

ARTICLE 14.1 Dissolution	7
ARTICLE 14.2 Effects of the Dissolution	7
ARTICLE 14.3 Liquidating Partner	8

ARTICLE 15
MISCELLANEOUS

ARTICLE 15.1 Tax Status	8
ARTICLE 15.2 Disputes	8
ARTICLE 15.3 Publications	8
ARTICLE 15.4 Internal Regulation	8

This text is a free translation from the French language and is supplied solely for information purposes.

Only the original version in the French language has legal force.

BETWEEN THE UNDERSIGNED:

1.	Sanofi Participations, a corporation with capital of 250,000 francs headquartered at 32-34, rue Marbeuf, 75008 Paris, France, recorded with the Register of Commerce and Companies of Paris under number B 407 571 725 (“Partner Sanofi”), a subsidiary indirectly held wholly by Sanofi, a corporation with capital of 2,624,217,125 francs headquartered at 32-34 rue Marbeuf, 75008 Paris, France, recorded with the Register of Commerce and Companies of Paris under number B 732 059 332 (“Sanofi”), and

2.	BMS Investco S.A.S., a simplified corporation with capital of 250,000 francs, headquartered at 1, Parvis de la Defense, La Grande Arche Nord, 92800 Puteaux, recorded with the Register of Commerce and Companies of Nanterre under number B 407 846 195 (“Partner BMS”), a subsidiary directly and indirectly held wholly by Bristol-Myers Squibb Company, a company of the State of Delaware (United States of America) headquartered at 345 Park Avenue, New York, New York 10022 (“BMS”).

ARTICLE 1 – CORPORATE FORM

The Partners form a commercial partnership (the “Company”) governed by the Bylaws and by law No. 66-537 of July 24, 1996 and decree No. 67-236 of March 23, 1967, and by any other legal or regulatory provisions in force. The form of the Company may be modified by a unanimous decision of the Partners; it being understood that such modification will not lead to the creation of a new legal person.

ARTICLE 2 – CORPORATE NAME

The corporate name of the Company is: SANOFI PHARMA BRISTOL-MYERS SQUIBB. The name must be preceded or immediately followed by the words “commercial partnership” or the initials “SNC” in all acts and documents issued by the Company and intended for third parties. The activity of the Company may be conducted under any other corporate name determined in writing by the Partners in accordance with applicable laws.

ARTICLE 3 – CORPORATE PURPOSE

The purpose of the Company will be (a) to conduct all activities related to the development, manufacture and marketing of Products in Territory A and (b) to conclude, make and execute all contracts and other commitments and engage in all activities that may be necessary or desirable in order to pursue its corporate purpose.

This text is a free translation from the French language and is supplied solely for information purposes.

Only the original version in the French language has legal force.

ARTICLE 4 – HEADQUARTERS

The headquarters of the Company is located at 32-34, rue Marbeuf, 75008 Paris, France. The headquarters may be transferred to another place in the same department or in a neighboring department by a simple decision of the Manager(s), it being understood, however, that the headquarters cannot be transferred to any other place without the unanimous agreement of the Partners.

ARTICLE 5 – TERM

The term of the Company is 99 years from June 6, 1997, barring early or anticipated dissolution or extension decided upon by the Partners at the latest 24 months before its expiration.

ARTICLE 6 – DEFINITIONS

6.1	Terms Defined. When used in the Bylaws, the following terms will have the meaning indicated:

“Partners” means Partner Sanofi and Partner BMS and each of their successors and assignees; with the understanding, however, that any Partner who has no participation will be presumed to have withdrawn from the Company as a Partner.

“Clopidogrel” means the new chemical molecule discovered and patented by Sanofi and known under the code SR 25990C whose unregistered international name is Clopidogrel Hydrogenosulphate.

“Irbesartan” means the new chemical molecule discovered and patented by Sanofi known under the code SR 47436 whose unregistered international name is Irbesartan.

“Person” means any individual, partnership, company, including an association or commercial association, joint venture, association, trust or any other entity or any government, agency, or their political subdivisions as well as any syndicate or group presumed to be a person under Section 13(d) of the US Securities and Exchange Act of 1934 as amended.

“Product” means a Clopidogrel Product or an Irbesartan Product and “Products” means a Clopidogrel Product and an Irbesartan Product.

“Clopidogrel Product” means the product or products whose active principle is Clopidogrel or any salt, ester, metabolite or pro-drug thereof.

“Irbesartan Product” means the product or products whose active principle is Irbesartan or any salt, ester, metabolite or pro-drug thereof.

This text is a free translation from the French language and is supplied solely for information purposes.

Only the original version in the French language has legal force.

“Subsidiary”, referring to a Person, means any other Person who controls, is controlled or is under common control with such Person; however, it is understood that concerning Sanofi, the definition of Subsidiary excluded Elf Aquitaine and any person not controlled by Sanofi which would be a Subsidiary of Sanofi by the mere fact of its being controlled by Elf Aquitaine. For the purposes of this definition “control” means (a) the direct or indirect power to guide the management of a Person or to veto any significant decision related to the management of a Person, in each of these cases, be it by exercising voting rights, by contract or by any other means, (b) direct or indirect possession of holdings (excluding shares in a partnership) representing at least 40% of the voting rights of a Person or (c) possession of at least 50% of the shares of an association. The Partners confirm that each Co-Promotion Entity of Territory A must be considered a Subsidiary of Sanofi.

“Bylaws” means these bylaws, as amended, if applicable.

“Territory A” means the countries and geographic zones described in Annex 1.1. enclosed herewith.

6.2	Additional Terms Defined. The following additional terms defined will have the meaning indicated in the articles of the Bylaws listed below:

Term Defined	Definition Article
Partners’ Meeting	10.5
General Meeting	12.1
Partner BMS	Recitals
Partner Sanofi	Recitals
BMS	Recitals
Fiscal year	10.3
Manager / Managers	11.1
Sanofi	Recitals
Company	Article 1
Transfer	13.1

ARTICLE 7 – CONTRIBUTIONS – HOLDINGS

7.1	Initial Capital Contributions. Upon the registration of the Company on July 10, 1996, Partner BMS and Partner Sanofi made a cash contribution, respectively, of 24,950 francs and 25,050 francs.

7.2

Holdings: Capital. The holding of Partner Sanofi is 50.1% and the holding of Partner BMS is 49.9%. The aforementioned contributions indicate that the Capital of the Company is 50,000 francs, allocated to

This text is a free translation from the French language and is supplied solely for information purposes.

Only the original version in the French language has legal force.

each Partner according to its holding. It is divided into 50,000 shares with a par value of 1 franc each allocated to each Partner according to its contribution, i.e.:

- 25,050 shares for Partner Sanofi,

- 24,950 shares for Partner BMS.

7.3	Capital Increase. The capital may be increased by a decision of the Partners made in Partners’ Meeting at the proposal of the Manager(s).

ARTICLE 8 REPRESENTATION OF THE SHARES – INDIVISIBILITY – RIGHTS AND OBLIGATIONS OF THE PARTNERS

8.1	Representation of the shares. The shares cannot be represented by negotiable certificates.

8.2	Indivisibility of the shares. The shares are indivisibles concerning the Company which acknowledges only one owner for each of them.

8.3	Rights and obligations of the Partners, Each Partner has a proportional right to its holding in the capital of the Company, in the profits of the Company and all the assets. Each Partner responds indefinitely and jointly for the corporate debts. However, in the relations between them, each of the Partners responds for the corporate debts only in proportion to its holding in the capital.

ARTICLE 9 DISTRIBUTIONS TO THE PARTNERS

The Partners may, upon proposal of the Manager(s), distribute the distributable profits and decide on the distribution of amounts taken from the reserves available when these amounts are not necessary for the continued operation of the Company.

ARTICLE 10 – ACCOUNTING – AUDITORS – CORPORATE ACCOUNTS – APPROVAL OF THE ANNUAL ACCOUNTS

10.1	Books and Records. At any time during the term hereof, the Manager(s), at the expense of the Company, will keep (i) accounting books and records to reflect accurately and fairly, with reasonable detail, all issues relating to the Company, including, without limitation, all income, expenses, assets and liabilities and (ii) an adequate system of internal control of the accounts. The accounts of the Company will be held in accordance with the French accounting plan and reprocessed in accordance with the U.S. GAAP. The Company will not maintain its accounts for a period exceeding ten years (except for records to be kept for a longer period under the law).

This text is a free translation from the French language and is supplied solely for information purposes.

Only the original version in the French language has legal force.

10.2	Place and Right of Inspection. The books and records of the Company will be kept and maintained at all times in France, in one or more locations approved by the Manager(s). Each Partner and its authorized representatives will have the right to inspect, examine, copy and audit the books, registers, records, securities and other documents of the Company at any reasonable time, for any purpose reasonably related to the holding of such Partner. The Company does not charge a Partner for any inspection, review, copy or audit other than the current costs of the Company caused by them.

10.3	Fiscal Year. The fiscal year of the Company (“Fiscal Year”) will start on January 1 and end on December 31 of each year.

10.4	Auditors. The Partners may or must, if they are forced by law, appoint one or more auditors from one or several internationally renowned audit companies selected by the Manager(s). Each auditor will be appointed for a period of six (6) Fiscal Years expiring at the close of the Partners’ Meeting held to review the accounts of the sixth Fiscal Year.

10.5	Financial Statements. The Manager(s) will draw up, in accordance with applicable laws and regulations, an inventory and the financial statements of the Company (balance sheet, income statement and annex) and a written management report to be submitted for approval at the Partners’ Meeting within six (6) months after the close of each of the Fiscal Years (the “Partners’ Meeting”). The financial statements, management report and the text of the resolutions submitted to the Partners’ Meeting will be sent to the Partners at least fifteen (15) days before the Partners’ Meeting. During the same period, the inventory will be made available to the Partners at the headquarters of the Company.

10.6	Bank Accounts and Investment. The funds of the Company will be deposited into an account or accounts in one or more French banks selected by the Manager(s). Withdrawals will be made by persons designated by the Partners. The funds of the Company whose disbursement is not provided will be invested by the Manager(s) in accordance with and under the guidance of the Partners.

ARTICLE 11 – MANAGEMENT OF THE COMPANY

(a) The Company will be managed and administered by one or more Managers appointed by the Partners among candidates nominated by Partner Sanofi and chosen among the Subsidiaries of Sanofi, and in regard to the head pharmacist Manager only among employees and/or officers of Sanofi. The term “Manager” and “Managers” as used in these bylaws means individuals and legal persons, if applicable, Partners or not, appointed under this article 11.1.

This text is a free translation from the French language and is supplied solely for information purposes.

Only the original version in the French language has legal force.

(b)	If the activities of the Company require the appointment of a head pharmacist, the Partners will designate a Manager, natural person, who will be the head pharmacist of the Company and will have only the necessary powers to make decisions to substantially meet the applicable regulations.

(c)	The Manager(s) will be responsible for the daily management of the Company. In relations with third parties, the Manager(s) will have the power to execute all management acts within the corporate purpose of the Company as defined in article 3 hereof.

(d)	Each Manager will be appointed for a renewable term of one year. The dismissal or resignation of a Manager will not cause the dissolution of the Company.

ARTICLE 12 DECISIONS OF THE PARTNERS

12.1	General Meeting. The will of the Partners is expressed by the collective decisions made in General Meeting (hereinafter referred to as the “General Meeting”). Unless otherwise specified in the law on companies or these bylaws, these decisions will be valid if adopted by simple majority. In addition, except for those relating to the approval of the annual accounts which must be made in General Meeting, all other decisions may be validly made by written consultation of the Partners.

12.2	Amendments of Bylaws. Unless expressly set forth otherwise in the Bylaws, any amendment of the Bylaws may be made only by the General Meeting deciding unanimously.

12.3	Invitation. The General Meeting is called by the Manager(s) by registered letter with acknowledgement of receipt, sent at least 15 business days before the meeting to each of the Partners and containing the indication of the day, time and place and the agenda of the meeting. It may be called under the same conditions by any Partner. It is validly held upon verbal invitation if all Partners are present or legally represented.

ARTICLE 13 – TRANSFERS OF SHARES

13.1	No Transfer. No share of the Company may be sold, assigned, transferred, pledged or encumbered with surety, in full or in part, directly or indirectly, by operation of law or otherwise (including, without limitation thereto, by merger or distribution) (any such sale, assignment, transfer, pledge or surety being hereinafter referred to as a “Transfer”), without the prior unanimous agreement of the Partners (which will not be unreasonably withheld). Unless otherwise agreed by the Partners, any Transfer of any proposed holding in violation of this article 13 will be null and void.

This text is a free translation from the French language and is supplied solely for information purposes.

Only the original version in the French language has legal force.

13.2	New Partners. No Person will become Partner within the meaning and under the terms hereof unless such Person is ready to expressly assume and agree to be bound by all stipulations of the Bylaws. All costs and expenses reasonably incurred by the Company and related to a Transfer and, if applicable, for the admission of a Person as Partner following these bylaws will be paid by the transferor.

13.3	Effective Date of the Transfer. Any Transfer under this article 13 will be made in writing and will be enforceable against the Company only after notification to it or after its acceptance by notarized document under the conditions set forth in article 1690 of the Civil Code. Such Transfer will be effective against third parties only after application of the procedures required by applicable law and registration of such Transfer in the Register of Commerce and Companies with jurisdiction.

ARTICLE 14 – DISSOLUTION

14.1	Dissolution. The Company will be dissolved and its business liquidated in the event of the first of the following events:

(i)	written agreement of each of the Partners to dissolve the Company;

(ii)	suspension of the marketing of any Products for safety problems; and

(iii)	expiration of the term of the Company in accordance with article 5 hereof.

14.2	Effects of the Dissolution. In all cases of dissolution of the Company, the business of the Company will be completed and the Company will be dissolved as soon as practicable thereafter and the following operations will be carried out:

(a) the liquidator appointed by Partner Sanofi will prepare a report outlining the remaining assets and liabilities of the Company at the date of dissolution, a copy of which must be delivered to each Partner;

(b) the net proceeds of the liquidation, after covering corporate liabilities and charges, are used to reimburse the accounts of the Partners, if any, and the amount of their rights in the capital; and

(c) the balance, if any, constituting the liquidation surplus and distributed between the Partners in proportion to their holding in the Company and, if the results show liquidation losses, they will be borne by the Partners in the same proportion.

This text is a free translation from the French language and is supplied solely for information purposes.

Only the original version in the French language has legal force.

14.3	Liquidating Partner. Partner Sanofi will designate the liquidator.

ARTICLE 15 – MISCELLANEOUS

15.1	Tax Status. The Company will not opt for its liability to tax on companies.

15.2	Disputes. All the disputes among the partners which arise from the present bylaws will be definitively adjudicated following the regulation of the International Chamber of Commerce by three (3) arbitrators named in accordance with this regulation. The arbitration procedure will be conducted in English in Paris, France. The president of the arbitral tribunal will be neither a citizen of the United States of America nor of France.

15.3	Publications. All powers are given by the partners to the bearer of an original copy of the present bylaws in order to carry out all the formalities of publication that will be necessary.

15.4	Internal Regulation. The bylaws will be, by mutual agreement among the partners, completed and made explicit by an interior regulation.

Signed in Canne, France, on June 6, 1997.

SANOFI PARTICIPATIONS

by	/s/ [signature illegible]

BMS INVESTCO S.A.S.

by	/s/ [signature illegible]

171319v8

This text is a free translation from the French language and is supplied solely for information purposes.

Only the original version in the French language has legal force.

ANNEX 1.1

TERRITORY A1

Europe:

Albania

Germany

Andorra

Austria

Belgium

Bulgaria

Cyprus

Denmark

Spain

Finland

France (including Martinique, Guadeloupe, French Guinea, New Caledonia, French Polynesia, Reunion and other departments and overseas territories)

Gibraltar

Greece

Greenland

Hungary

Ireland

Iceland

Italy

Latvia

Lithuania

Liechtenstein

Luxembourg

Malta and Gozo

Monaco

Norway

Netherlands

Poland

Portugal

Republic of Ireland

Czech Republic

Romania

United Kingdom (England, Wales, Scotland, Isle of Man, Alderney, Northern Ireland, Channel Islands)

San Marino

Slovakia

Sweden

Switzerland

former USSR (Europe)

Russia

Ukraine

Belarus

Moldova

Estonia

Latvia

Lithuania

Vatican (State and City)

Former Yugoslavia (including Bosnia and Herzegovina, Croatia, Macedonia, Montenegro, Serbia and Slovenia)

Africa:

Algeria

Angola

Benin

Botswana

Burkina Faso

Burundi

Cameroon

Cape Verde

Comoros

Congo

Ivory Coast

Djibouti

[1]	Territory A is considered to include any new territory created by division, consolidation or change in the name of the countries listed below.

This text is a free translation from the French language and is supplied solely for information purposes.

Only the original version in the French language has legal force.

2

Africa (continued)

Egypt

Eritrea

Ethiopia

Gabon

Gambia

Ghana

Guinea

Guinea-Bissau

Equatorial Guinea

Kenya

Lesotho

Liberia

Libya

Madagascar

Malawi

Mali

Morocco

Mauritania

Mayotte

Republic of Mauritius

Mozambique

Namibia

Niger

Nigeria

Central African Republic

Rwanda

Western Sahara

St. Helena

     Ascension

     Tristan Da Cunha

Sao Tome & Principe

Senegal

Seychelles

Sierra Leone

Somalia

South Africa

Presídios Espagnole:

     Ceuta

     Melilla

Sudan

Swaziland

Tanzania

Chad

Togo

Tunisia

Africa (continued)

Uganda

Zaire

Zambia

Zimbabwe

Asia:

Afghanistan

Bahrain

Bangladesh

Bhutan

Brunei

China (including Tibet, Taiwan, Macao)

South Korea

Hong Kong

India

Indonesia

Israel

Jordan

Cambodia

Kuwait

Laos

Lebanon

Malaysia

Maldives

Mongolia

Myanmar

Nepal

Oman

Pakistan

Philippines

Qatar

Saudi Arabia

Singapore

Sri Lanka

Syria

Thailand

Turkey

United Arab Emirates

Former USSR (RSFSR, Armenia, (Hayastan),

          Azerbaijan, Georgia,

          Turkmenistan, Uzbekistan,

          Tajikistan, Kazakhstan, Kyrgyzstan)

Vietnam

Yemen